Exhibit 99.B(d)(iii)(B)

FORM OF

AMENDED AND RESTATED SCHEDULE A

DATED [                    ], 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 17, 2008

BETWEEN

FUNDVANTAGE TRUST AND WHV INVESTMENT MANAGEMENT, INC.
(FORMERLY, WENTWORTH, HAUSER AND VIOLICH, INC.)

Series of FundVantage Trust	Effective Date

WHV International Equity Fund	December 17, 2008

WHV Emerging Markets Equity Fund	December 30, 2010

WHV/Seizert Small Cap Value Equity Fund	[ ], 2013

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

WHV INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:

FORM OF

AMENDED AND RESTATED SCHEDULE B

DATED [                    ], 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 17, 2008

BETWEEN

FUNDVANTAGE TRUST AND WHV INVESTMENT MANAGEMENT, INC.
(FORMERLY, WENTWORTH, HAUSER AND VIOLICH, INC.)

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
WHV International Equity Fund	1.00% (100 basis points)	December 17, 2008

WHV Emerging Markets Equity Fund	1.00% (100 basis points)	December 30, 2010

WHV/Seizert Small Cap Value Equity Fund	1.00% (100 basis points)	[ ], 2013

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

WHV INVESTMENT MANAGEMENT, INC.

By:
Name:
Title: